Exhibit 99.1

SenesTech Names Nicole Williams as Chief Revenue Officer

PHOENIX, Ariz., February 16, 2023. SenesTech, Inc. (NASDAQ: SNES, “SenesTech” or the “Company”), (www.senestech.com) the rodent fertility control experts and inventors of the only EPA registered contraceptive for male and female rats, ContraPest®, today reported the appointment of Nicole Williams as Chief Revenue Officer. Ms. Williams was previously Chief Strategy Officer, and this appointment is part of an expansion and restructuring of the sales organization and commercialization efforts.

The restructuring of the team comes after yet another quarter and fiscal year of record revenue, and will position the Company to further focus on revenue in 2023. The Company has expanded its field sales organization to seven (7), deployed by geography with leadership in both the East and West. Always innovating and improving customer service, the Company is also growing the commercial team by bringing on an E-Commerce Manager to increase product education, awareness, and accessibility to purchase.

“Last year’s revenue was largely growth within existing customers, which speaks to having an effective product that delivers value,” said Nicole Williams, SenesTech’s Chief Revenue Officer. “We are starting this year with a strong regional focus on new customer acquisition. With an expanded commercial team and new depths of vertical industry knowledge we are getting in front of decision makers, tightening the sales cycle, and driving revenue.”

“Based on a surge of acceptance, we are re-deploying and focusing our direct sales efforts by putting our reps closer to the customers. Nicole will lead this team, expand the e-commerce growth strategy, and grow revenue in key business verticals in the pest management and other professional markets. We are focused on taking the foundation built in 2022 and accelerating beyond the 2X growth rate,” said Joel Fruendt, SenesTech’s CEO.

The Company will be releasing its fourth quarter financials in March, 2023.

About SenesTech

We are the experts in rat fertility control. Our passion is to create a healthy environment by better controlling rat pest populations. We keep an inescapable truth in mind. Two rats and their descendants can be responsible for the birth of up to 15,000 pups after a year. We invented ContraPest, the only U.S. EPA registered contraceptive for male and female rats. ContraPest fits seamlessly into all integrated pest management programs, greatly improving the overall goal of effective rat management. We strive for clean cities, efficient businesses, and happy households – with a product that was designed to be effective and sustainable without killing rats. At SenesTech, we are committed to improving the health of the world by humanely managing animal populations through fertility control.

For more information visit https://senestech.com/ and https://contrapeststore.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, among others, our belief that the restructuring of the sales organization team will position the Company to further focus on revenue in 2023; our belief that we are always innovating and improving customer service; our belief that we are starting this year with a strong regional focus on new customer acquisition; our belief that with an expanded commercial team and new depths of vertical industry knowledge, we are getting in front of decision makers, tightening the sales cycle, and driving revenue; our plans, based on a surge of acceptance, to re-deploy and focus our direct sales efforts by putting our reps closer to the customers; our expectation that Nicole Williams will continue to lead the team, expand the e-commerce growth strategy, and grow revenue in key business verticals in the pest management and other professional markets; and our focus on taking the foundation built in 2022 and accelerating beyond the 2X growth rate. Forward-looking statements may describe future expectations, plans, results or strategies and are often, but not always, made through the use of words such as “believe,” “may,” “future,” “plan,” “will,” “should,” “expect,” “anticipate,” “eventually,” “project,” “estimate,” “continuing,” “intend” and similar words or phrases. You are cautioned that such statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the impacts and implications of the COVID-19 pandemic, the successful commercialization of our products, market acceptance of our products, regulatory approval and regulation of our products and other factors and risks identified from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, our Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 24, 2022, as amended on November 15, 2022, and the final prospectus related thereto. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Except as required by law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACT:

Investors: Robert Blum, Joe Dorame, Joe Diaz, Lytham Partners, LLC,

602-889-9700, senestech@lythampartners.com

Press: Nicole Williams, Chief Revenue Officer, SenesTech, Inc., 928-779-4143

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc.,

928-779-4143